HARRIS + HARRIS LLP
BARRISTERS AND SOLICITORS

February 21, 2008

Carbiz Inc.
7405 North Tamiami Trail
Sarasota, Florida
34243

Dear Sirs/Mesdames:

Carbiz Inc. - Registration Statement on Form F-3

We have acted as local Ontario counsel on behalf of Carbiz Inc. in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, of a Registration Statement on Form F-3 as amended to date (the "Registration Statement"), including the prospectus constituting Part 1 thereof (the "Prospectus") by Carbiz Inc. (the "Corporation"), a corporation incorporated under the laws of the Province of Ontario. The Registration Statement relates to the selling, from time to time, by selling securityholders of the Corporation of up to 65,832,416 common shares of the Corporation, which includes:

(i) 8,446,664 common shares (the "Trafalgar Warrant/Debenture Shares"), of which 6,500,000 will be issuable upon exercise of certain warrants of the Corporation held by Trafalgar (the "Trafalgar Warrants") and 1,946,664 will be issuable on conversation of certain secured debentures of the Corporation held by Trafalgar (the "Trafalgar Debentures") (as described in the Prospectus);

(ii) 5,155,850 common shares (the "Selling Shareholder Warrant Shares") that would be issuable upon the exercise of the Corporation's common share purchase warrants held by certain Selling Shareholders (as described in the Prospectus) (the "Selling Shareholder Purchase Warrants"); and

(iii) 52,229,902 common shares (the "Shares") that are currently issued and outstanding and held by the Selling Shareholders (as defined in the Prospectus) and were previously registered and covered by one or more prospectuses underlying the Corporation's registration statement on Form SB-2 which was filed with the Securities and Exchange Commission on November 2, 2005 and deemed effective September 1, 2006, as amended, SEC File No. 333-129408.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, documents, records, certificates and other statements of corporate officers and other representatives of the Corporation as we have considered necessary or relevant to form a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies and the legal capacity of all individuals who have executed such documents. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent, we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Corporation, including the officer's certificate attached hereto.

We are solicitors qualified to practice law in the Province of Ontario and we express no opinions as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof.

We are of the opinion that the Shares have been duly authorized for issuance by the Corporation and the Trafalgar Warrant/Debenture Shares and the Selling Shareholder Warrant Shares issuable upon due exercise of the Trafalgar Warrants, Trafalgar Debentures and the Selling Shareholder Purchase Warrants respectively, in accordance with their respective terms have been validly allotted and reserved for issuance, and the Shares are, and the Trafalgar Warrant/Debenture Shares and Selling Shareholder Warrant Shares when issued upon due exercise of the Trafalgar Warrants, Trafalgar Debentures and Selling Shareholder Purchase Warrants, respectively, in accordance with their respective terms will be outstanding as fully paid and non-assessable common shares in the capital of the Corporation.

This opinion is rendered in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose, nor quoted from or referred to in any documents without our prior written consent.

We hereby consent to the inclusion of this opinion in the Registration Statement and the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to our firm's name under the heading "Legal Matters" in the Prospectus, as well as any quotation or summarization of this opinion in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Yours truly,

Harris + Harris LLP